LICENSE AGREEMENT
                                      AMONG
                           ARRAY TELECOM CORPORATION,
                              ePHONE TELECOM, INC.
                                       AND
                               COMDIAL CORPORATION

         This License Agreement (this "Agreement") is made as of March 31, 2000, by and among ARRAY TELECOM CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1145 Herndon Parkway, Herndon, Virginia 20170 ("Array"), ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 355 Burrard Street, Suite 1000, Vancouver, British Columbia, Canada V6C 2G8 ("ePHONE"), and COMDIAL CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1180 Seminole Trail, Charlottesville, Virginia 22906 ("Comdial").

                                    RECITALS

A. This Agreement is executed in conjunction with the Strategic Alliance Agreement dated March 31, 2000, by and among Array, ePHONE, and Comdial (the "Strategic Alliance Agreement"), pursuant to which, among other things, ePHONE purchased certain of the assets of Array, excluding intellectual property assets.

B. Array is willing to grant ePHONE a license to Array's Intellectual Property, as hereinafter defined, on the terms and conditions set forth herein.

C. Array is a wholly owned subsidiary of Comdial. Comdial is willing to assist ePHONE with marketing the Products and Services, as hereinafter defined, through Comdial's existing distribution channels, which include over 2000 independent telecommunications equipment dealers.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, agreements, and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement:

Section 1.1 "Copyrights" means any work containing copyrightable subject matter that Array owns or has the right to license to others relating to Products and Services, including without limitation works registered with the United States Copyright Office or works for which an application to register the work with the United States Copyright Office has been filed.

Section 1.2 "Intellectual  Property" means the entire right, title, and interest
in  and  to  all  proprietary   rights  encompassed  within  the  categories  of
Copyrights, Know-How, and Patents, and the Mark.

Section 1.3 "Know-How" means unpatented technology, inventions, designs, drawings, processes, recipes, formulae, data, technical information, and other industrial, commercial property that: (i) are known to Array as of the Effective Date; (ii) are secret, in the sense that they are not generally known or easily accessible to others; and (iii) relate to the Products and Services. A list of Know-How licensed hereunder is attached to this Agreement as Schedule 2 and incorporated by reference herein.

Section 1.4 "Mark" means the common law trademark and service mark "ARRAY".

Section 1.5 "Patents" means the United States patents and design patents that had been issued as of the Effective Date as well as United States patent applications filed as of the Effective Date. A list of Patents licensed hereunder is attached to this Agreement as Schedule 1 and incorporated by reference herein.

Section 1.6 "Products and Services" means: (i) VoipGate, Array Version 2, Array Series 3000, and any products developed from the foregoing; and (ii) international long distance telecommunications services that allow users to perform phone-to-phone dialing via Voice Over Internet Protocol, and related services.

Section 1.7 Any capitalized term contained in this Agreement that is not expressly defined herein shall be deemed to have the meaning ascribed to it by the Strategic Alliance Agreement.



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

                                    ARTICLE 2
                             EFFECTIVE DATE AND TERM

Section 2.1 Effective Date. This Agreement shall be effective as of the date first set forth above (the "Effective Date").

Section 2.2 Term. This Agreement and the licenses granted herein shall become effective as of the Effective Date and shall remain in effect for an initial term of five (5) years.

Section 2.3 ePHONE's Option to Renew the Agreement or to Purchase the Intellectual Property. Upon the conclusion of the initial term of this Agreement, ePHONE, in its sole discretion, may elect: (i) to allow the Agreement to expire; (ii) to renew the Agreement under the identical terms and conditions set forth hereunder for an additional term of five (5) years; or (iii) to terminate the Agreement by purchasing the Intellectual Property.

(a) In order to exercise its option to purchase the Intellectual Property, ePHONE must give Array and Comdial notice of its election to exercise such option within six (6) months prior to the end of the initial term of this Agreement. In the event ePHONE elects to exercise its option to purchase the Intellectual Property, ePHONE shall be entitled to purchase the Intellectual Property for the fair market value of the Intellectual Property, determined at the time ePHONE exercises its option to purchase the Intellectual Property. For this purpose, the fair market value of the Intellectual Property shall be determined by two investment bankers, one selected by Array or Comdial and the other selected by ePHONE. If the two investment bankers are not able to agree upon the fair market value of the Intellectual Property, the investment bankers shall choose a third investment banker and the average of the values asserted by the two investment bankers who assert the two amounts closest in value shall be deemed the fair market value of the Intellectual Property.

(b) In the event ePHONE exercises its option to purchase the Intellectual Property, ePHONE agrees to grant Comdial and Array, and their successors and affiliates, a nonexclusive, irrevocable, royalty free license to the Intellectual Property.

                                    ARTICLE 3
                        LICENSE TO INTELLECTUAL PROPERTY

Section 3.1 Grant of Patent License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Patents to make, have made, use, and sell the Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

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

(a) Patent License Territory. ePHONE acknowledges that the Patents cover only the United States; practicing the technology covered by the Patents outside of the United States will be at ePHONE's sole risk and discretion.

(b) Patent License Term. Notwithstanding anything to the contrary provided herein, the license to the Patents granted herein shall terminate upon the conclusion of the term of the relevant Patent, unless sooner terminated pursuant to the terms of this Agreement.

(c) Notice. When utilizing the Patents, ePHONE agrees that where reasonable and practical, any patented designs, devices, objects of manufacture, or any other patented items shall bear the appropriate patent notice.

(d) Prosecution of Patent Applications. ePHONE shall make all reasonable efforts to assist Array or Comdial with the prosecution of any patent applications encompassed within the definition of the Patents licensed hereunder, including executing any necessary documents and providing such evidence and expert assistance as ePHONE may have within its control.

Section 3.2 Grant of Know-How License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Know-How to make, have made, use, and sell the Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

Section 3.3 Grant of Copyright License. Subject to the terms and conditions of this Agreement, Array hereby grants ePHONE an exclusive right and license to the Copyrights for use in connection with selling, manufacturing, marketing or rendering of Products and Services, on a worldwide basis. ePHONE shall be entitled to sublicense, assign or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

(a) Notice. When using the Copyrights, ePHONE agrees that where reasonable and practicable, use of the Copyrights shall be accompanied by the symbol (C), the date of copyright, and the name of the copyright owner.

Section 3.4 Grant of Mark License. Subject to the terms and conditions of this Agreement, Array grants to ePHONE, and ePHONE accepts, an exclusive right and license to the Mark as necessary to produce, promote, and sell Products and Services, on a worldwide basis. ePHONE acknowledges and agrees that its use of the Mark shall inure to Array's benefit. ePHONE shall be entitled to sublicense, assign, or transfer the rights granted herein without the prior written consent of Array. The license granted herein shall terminate upon the expiration or termination of this Agreement.

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

(a) Quality Control. ePHONE agrees that all Products to which the Mark is affixed shall be formulated, manufactured, promoted, and sold or provided in a first rate manner and all Services with which the Mark is associated shall be rendered in a first rate manner. ePHONE understands and agrees that Array has the right to and will monitor the quality of Products and Services provided under the Mark. Upon written request from Array or Comdial, ePHONE shall provide to Array and Comdial either: (i) a reasonable number of samples of the Products to which the Mark is affixed, or (ii) a reasonable written description of the Services that ePHONE provides under the Mark and the manner in which the Mark is used in connection with such Services, so that Array and Comdial may monitor the quality of such Products or Services and otherwise protect and maintain Array's rights in the Mark. Upon written notice to ePHONE, representatives of Array or Comdial may visit and inspect ePHONE's facilities in order to monitor the quality of the Products and Services.

                      In the event Array or Comdial reasonably determines that the Products sold or Services provided by ePHONE under the Mark are not of a sufficiently high quality, Array or Comdial shall so notify ePHONE in writing and ePHONE shall have thirty (30) days in which to (i) reassure Array and Comdial that the quality of the Products or Services is in fact commensurate with the specified standard or (ii) take steps to improve the quality of the Products or Services to meet such standard. If, at the end of such thirty (30) day period, Array or Comdial is not reasonably satisfied that the quality of the Products sold or Services provided by ePHONE under the Mark meets the specified standard, Array or Comdial may terminate this Agreement upon thirty
         (30) days' written notice to ePHONE.

(b) Trademark and Service Mark Notices. When affixing the Mark to Products, ePHONE agrees that where reasonable and practicable, the Mark shall be accompanied by the symbol (TM) on labels, packaging, and advertising and promotional materials. When using the Mark in connection with Services, ePHONE agrees that where reasonable and practicable, the Mark shall be accompanied by the symbol (sm) on advertising and promotional materials.

Section 3.5 Retention of Ownership Rights and Right to License or Assign. Nothing in this Agreement or in ePHONE's use of the Intellectual Property shall grant ePHONE any rights in or to the Intellectual Property other than the rights expressly licensed hereunder. The licenses granted herein are exclusive as between Array and unrelated third parties. Nonetheless, Array shall retain all rights in and to the Intellectual Property, including the right to license or assign the Intellectual Property, in whole or in part, to Comdial, to any majority owned subsidiary of Comdial, or to any successor to Comdial's business, provided that such license or assignment shall have no detrimental effect on ePHONE's rights and obligations hereunder. Notwithstanding the foregoing or anything to the contrary contained herein, neither Array nor Comdial, nor any successor or affiliate thereof, shall be entitled to use the Mark in connection with products or services that are marketed in direct competition with the Products and Services.

                                    ARTICLE 4
                                    ROYALTIES

Section 4.1 Royalty Payments. In partial consideration for the licenses to Intellectual Property granted herein and for the transactions contemplated under the Strategic Alliance Agreement, ePHONE shall pay Array, or such other entity as Array may designate, a royalty equal to two percent (2%) (the "Royalty Rate") of ePHONE's Consolidated Gross Sales, as hereinafter defined.

(a) The royalty amounts set forth herein shall accrue upon the recognition by ePHONE of revenues for transactions that would be included in Consolidated Gross Sales and shall be paid by ePHONE on a calendar quarterly basis. For each of the first three (3) quarters of each calendar year, such quarterly royalty amount shall be calculated at the Royalty Rate applied to Consolidated Gross Sales during such quarter, and shall be paid not later than forty-five (45) days after the end of such quarter. For the fourth quarter of each calendar year, such quarterly royalty amount shall be an amount equal to the Royalty Rate applied to Consolidated Gross Sales for the calendar year, less the quarterly royalty payment amounts made for the prior three (3) quarters of that year, and shall be paid not later than ninety (90) days after the end of such calendar year.

(b) For purposes of determining the royalty to be paid by ePHONE, the term "Consolidated Gross Sales" shall mean all sales resulting from ePHONE's business activities, as reflected in ePHONE's Business Plan.

(c) Each royalty payment hereunder shall be accompanied by a written report describing the calculation of such payment. Furthermore, ePHONE agrees to maintain complete and accurate records sufficient to substantiate the calculation of payments made hereunder. Array or its designee may, from time to time, inspect such records to verify the accuracy of payments made hereunder; provided, however, that ePHONE shall receive at least thirty (30) days written notice of such inspections and such inspections shall take place at ePHONE's offices during ePHONE's regular business hours. Array or its designee shall bear all costs of such inspections, unless an inspection reveals a discrepancy of more than three percent (3%) in ePHONE's favor between the royalty actually paid and the royalty that should have been paid, based on ePHONE's Consolidated Gross Sales, in which case ePHONE shall bear all costs of the inspection that revealed the discrepancy.

(d) Notwithstanding the foregoing, ePHONE shall pay to Array or its designee the following minimum royalty amounts:

         (i) During the first year of the term of this Agreement, ePHONE shall pay a minimum annual royalty amount of $180,000 (the "First Year Minimum Royalty"). In the event Consolidated Gross Sales for the first year are less than $9,000,000, ePHONE shall pay such additional royalty amounts as shall be necessary to cause the total royalty amount paid for such year to be at least equal to the First Year Minimum Royalty. Such amounts shall be paid not later than the due date for the first quarterly royalty payment due after the close of the first year.

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

         (ii) For each calendar quarter after the first year of the term of this Agreement, ePHONE shall pay a minimum quarterly royalty amount of $125,000 (the "Quarterly Minimum Royalty"). In the event Consolidated Gross Sales during any quarter are less than $6,250,000, ePHONE shall pay such additional royalty amounts as shall be necessary to cause the total royalty amount paid for such quarter to be at least equal to the Quarterly Minimum Royalty. In the event any calendar quarter shall be less than three (3) months, the Quarterly Minimum Royalty for such quarter shall be prorated on a daily or other appropriate basis.

Section 4.2 Non-Payment of Royalty Amounts. In the event ePHONE is unable, after exhausting all of its consolidated cash and cash equivalent assets, to pay Array or its designee the full amount of any royalty payment at the time the payment is due, the following provisions shall be applicable.

(a) ePHONE shall give Array or its designee notice of ePHONE's inability to pay any portion of any royalty payment, which notice shall be accompanied by a written statement by ePHONE's principal lenders and credit facilities confirming ePHONE's inability to make such payment and the fact that ePHONE has exhausted all of its consolidated cash and cash equivalent assets.

(b) The total unpaid amount of any royalty payment (the "Delinquent Payment") shall accrue interest at the annual rate of ten percent (10%) during the first year after the Delinquent Payment was due. For each three (3) month period thereafter, for so long as any portion of the Delinquent Payment remains unpaid, the interest rate applicable to the Delinquent Payment will increase by one (1) percentage point for each such three (3) month period.

(c) In its sole discretion, Array or its designee may elect to accept ePHONE stock in lieu of the Delinquent Payment and accrued interest thereon. If Array or its designee exercises this option, Array or its designee shall be entitled to receive an amount of ePHONE stock equivalent in value to the Delinquent Payment, calculated at a twenty percent (20%) discount from the average of the closing prices of such stock on the five (5) trading days prior to the date on which Array or its designee elects to exercise this option. The equivalent value so determined may be paid to Array or its designee either in ePHONE common stock or in warrants for the purchase of ePHONE common stock, the terms of which are reasonably satisfactory to Array or its designee, and which provide for an exercise price of not more than one cent ($0.01) per share. ePHONE agrees to provide Array or its designee demand and piggy back registration rights for registration on an established stock exchange or on the Nasdaq national market for its shares, or for the warrants and the warrant shares to be issued upon exercise of the warrants, and to assist in the registration process. Array shall have at least two (2) demand registration rights for each year so long as any of such shares, or such warrants or warrant shares, remain unregistered. Within sixty (60) days after the Closing Date, as defined in the Strategic Alliance Agreement, the parties agree to negotiate in good faith to execute a registration rights agreement with terms and conditions that are consistent with the terms of this Agreement and that are customary and usual with respect to such agreements.

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

(d) Notwithstanding any of the provisions of this Agreement, in the event any royalty payment or portion thereof remains unpaid for one (1) year, or Array or its designee accept warrants for such payment and the warrants are not registered within such year, then ePHONE's license to the Intellectual Property shall no longer be exclusive and Array shall be entitled to license the Intellectual Property to third parties other than ePHONE.

                                    ARTICLE 5
                OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

Section 5.1 Ownership. Nothing in this Agreement or in ePHONE's use of the Intellectual Property shall grant ePHONE any rights in or to the Intellectual Property other than the rights expressly licensed hereunder. ePHONE acknowledges Array's rights in the Intellectual Property. ePHONE shall not commit, or cause any third party to commit, any act challenging, contesting, or in any way impairing or attempting to impair Array's rights in and to the Intellectual Property.

Section 5.2 Infringement by Third Parties. If ePHONE learns of any activity by a third party that might constitute infringement of Array's rights in any of the Intellectual Property, or if any third party asserts that ePHONE's use of the Intellectual Property constitutes unauthorized use or infringement, ePHONE shall so notify Array. Any action or litigation resulting from any claim of infringement arising hereunder shall be handled by Array or Comdial. ePHONE shall make all reasonable efforts to assist Array or Comdial with any such action or litigation, including providing such evidence and expert assistance as ePHONE may have within its control.

Section 5.3 Rights in Improvements, Developments, Enhancements, Modifications, and Inventions.

(a) CTVoice Release 2A. Within thirty (30) days following the Effective Date, ePHONE shall deliver to Array the source code for the product CTVoice Release 2A, which product shall have the same functionality and all of the capabilities of the product Array Series 3000. Array, or such other entity as Array may designate, shall own all rights in such source code, including without limitation all intellectual property rights. The source code shall be included within the definition of Intellectual Property for purposes of this Agreement, and it shall be licensed to ePHONE pursuant to the terms and conditions hereunder.

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

         (i) Until the first anniversary of the Effective Date, ePHONE shall provide to Array or its designee any improvements, developments, enhancements, modifications, or inventions that resolve any functional problems or other technological difficulties with the CTVoice Release 2A product ("Bug Fixes"). ePHONE shall own all rights in the Bug Fixes, including without limitation all intellectual property rights. Nonetheless, by providing Array or its designee with the Bug Fixes, ePHONE shall be deemed to have granted Array or its designee, and such parties' successors and affiliates, a nonexclusive, irrevocable, royalty free license to the Bug Fixes.

         (ii) After the first anniversary of the Effective Date, ePHONE and Array or its designee agree to negotiate in good faith regarding the terms and conditions under which any Bug Fixes developed, invented, or created by employees or agents of ePHONE after the first anniversary of the Effective Date may be licensed to Array or its designee. ePHONE shall charge Array or its designee rates at least as low as the lowest rates charged to third parties not affiliated with ePHONE for such licenses.

(b) Improvements, Developments, Enhancements, Modifications, and Inventions other than CTVoice Release 2A.

         (i) If any of the employees or agents of ePHONE improves, develops, enhances, modifies, or invents technology, works, or other intangible property, related to or arising from the Intellectual Property licensed hereunder, ePHONE shall own all rights in such technology, works, or other intangible property, including without limitation all intellectual property rights.

         (ii) If any of the employees or agents of Array or Comdial improves, develops, enhances, modifies, or invents technology, works, or other intangible property, related to or arising from the Intellectual Property licensed hereunder, Array or Comdial, as appropriate, shall own all rights in such technology, works, or other intangible property, including without limitation all intellectual property rights.

         (iii) The parties agree to negotiate in good faith regarding the terms and conditions under which any improvements, developments, enhancements, modifications, or inventions encompassed by this Section 5.3(b) may be licensed to the other parties. The parties shall charge rates at least as low as the lowest rates charged by the parties to unaffiliated third parties for such licenses.



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



                                    ARTICLE 6
                    WARRANTIES, DISCLAIMERS, INDEMNIFICATION,
                           AND LIMITATION OF LIABILITY

Section 6.1 Warranties. ePHONE represents and warrants that it shall use the Intellectual Property only in accordance with the terms and conditions of this Agreement.

Section 6.2  Representations and Disclaimers.

(a) Array and Comdial each represent and warrant that the Patents set forth on Schedule 1 and the Know-How set forth on Schedule 2 accurately list all of the Intellectual Property owned by Array that has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office. Array owns the entire right, title, and interest in and to the Patents and the Know-How, including without limitation the exclusive right to use and license the same. To the knowledge of Array, no Person, as defined in the Strategic Alliance Agreement, is infringing upon any of the Patents or the Know-How.

(b) The Intellectual Property constitutes all of the intellectual property necessary to conduct the business and operations of Array as conducted as of the Effective Date. To the knowledge of Array, there is no basis for any claim of infringement by any Person, as defined in the Strategic Alliance Agreement, with regard to any of the Intellectual Property.

(c) Notwithstanding the foregoing, neither Array nor Comdial represents or warrants that: (i) the Intellectual Property is suitable for use in connection with Products or Services; (ii) use of the Intellectual Property will enable ePHONE to obtain specific results; (iii) the Intellectual Property does not infringe the rights of third parties; or
         (iv) use of the Intellectual Property will not cause any loss, damage, or injury. ePHONE will use the Intellectual Property at its own risk and neither Array nor Comdial shall be responsible for any Products or Services provided through the use of the Intellectual Property or for any other exploitation of the Intellectual Property.

Section 6.3       Indemnification.

(a) ePHONE agrees to be solely responsible for, and to defend, indemnify, and hold Array and Comdial, and any of their successors or affiliates, harmless against any and all claims, actions, suits, liabilities, demands, expenses (including reasonable attorneys' fees and disbursements), losses, costs, or damages asserted against or incurred by Array, Comdial, or any of their successors or affiliates, arising out of or in connection with (i) Products produced or Services rendered by ePHONE, (ii) the use of the Intellectual Property by ePHONE, or
         (iii) any breach of ePHONE's obligations hereunder.

(b) Array and Comdial, jointly and severally, agree to be solely responsible for, and to defend, indemnify, and hold ePHONE, and any of its successors or affiliates, harmless against any and all claims, actions, suits, liabilities, demands, expenses (including reasonable attorneys' fees and disbursements), losses, costs, or damages asserted against or incurred by ePHONE, or any of its successors or affiliates, arising out of or in connection with (i) any failure of the representations and warranties set forth in Section 6.2 of this Agreement to be true and correct or (ii) any breach of Array's or Comdial's obligations hereunder.

Section 6.4 Limitation of Liability. No party to this Agreement shall under any circumstances be liable for any special, incidental, consequential, indirect, or punitive damages arising from breach of warranty, breach of contract, negligence, or any other legal theory arising from or related to this Agreement, even if such party or its agents or employees have been advised of the possibility of such damages.

                                    ARTICLE 7
                             DEFAULT AND TERMINATION

Section 7.1 Events of Default. Any one of the following shall constitute an Event of Default by ePHONE:

(a) ePHONE defaulting in the performance of any covenant, agreement, term, or provision under this Agreement, and such default continuing for a period of thirty (30) days after written notice thereof by Array or Comdial to ePHONE;

(b) ePHONE filing a voluntary petition for bankruptcy, reorganization, or an arrangement under any bankruptcy or insolvency law, or an involuntary petition under any such law being filed against ePHONE and not dismissed within ninety (90) days; or

(c)      ePHONE making an assignment for the benefit of its creditors.

Section 7.2 Remedies. Without limiting other remedies available to Array or Comdial at law or equity, upon the occurrence of an Event of Default by ePHONE, either Array or Comdial may, at their option, terminate this Agreement by giving written notice to ePHONE.

Section 7.3 Discontinuation of Use. Following the expiration or termination of this Agreement, for any reason other than ePHONE's election of its option to purchase the Intellectual Property pursuant to Section 2.3, ePHONE shall
immediately  cease  use  of  the  Intellectual   Property  licensed  under  this
Agreement.

                                    ARTICLE 8
                                 CONFIDENTIALITY

Section 8.1 ePHONE's Confidentiality Obligations. The parties acknowledge that, during the ordinary course of business, ePHONE will be required to disclose confidential and proprietary information to its customers and other parties. During the term of this Agreement and thereafter, ePHONE agrees that it will enter into confidentiality agreements or nondisclosure agreements with usual and customary terms and conditions prior to disclosing the Know-How and all other technology, inventions, software, hardware, designs, drawings, processes, recipes, formulae, data, technical information and the like, which are disclosed by Array or Comdial to ePHONE or received by ePHONE's personnel under this Agreement.

Section 8.2 Array's and Comdial's Confidentiality Obligations. The parties acknowledge that, during the ordinary course of business, Array and Comdial will be required to disclose confidential and proprietary information to its customers and other parties. During the term of this Agreement and thereafter, Array and Comdial agree that they, jointly or individually, will enter into confidentiality agreements or nondisclosure agreements with usual and customary terms and conditions prior to disclosing all technology, inventions, software, hardware, designs, drawings, processes, recipes, formulae, data, technical information and the like, which are disclosed by ePHONE to Array or Comdial or received by Array or Comdial's personnel under this Agreement.

Section 8.3 Exceptions to Confidentiality Obligations. The confidentiality obligations set forth in this Article 8 shall not apply to any information that:
(i) is or becomes generally available to the public other than as a result of disclosure by one of the parties or the parties' agents, employees, representatives, or advisors; (ii) is rightfully disclosed to either of the parties by a third party without any breach of the confidentiality obligations hereunder. Any of the parties may disclose the other parties' confidential information to its personnel and independent contractors, including, without limitation, lawyers, accountants, and consultants, when the course of their employment necessitates such disclosure; provided, however, that the disclosing party shall take appropriate measures to maintain the confidentiality of all confidential information disclosed to or obtained by such party's personnel or independent contractors.

Section 8.4 Return of Confidential Information. Upon the expiration or termination of this Agreement, for any reason other than ePHONE's election of its option to purchase the Intellectual Property pursuant to Section 2.3, each party hereto shall return to the other parties, as applicable, all materials or items that contain, embody, or relate to any confidential information belonging to the other parties, including, without limitation, documents, drawings, software, hardware, databases, electronic information, storage media, samples, and models. Each party shall return all such materials to the other parties within fifteen (15) days of the date of expiration or termination.

                                    ARTICLE 9
                              TECHNICAL ASSISTANCE

Section 9.1 Technical Assistance Services. ePHONE shall use commercially reasonable efforts to make its employees and agents available to Array and Comdial to provide technical assistance with the Intellectual Property, any improvements, developments, enhancements, modifications, or inventions related thereto, or any other technical matters related to ePHONE's business. ePHONE shall charge Array and Comdial rates at least as low as the lowest rates charged to third parties not affiliated with ePHONE for such technical assistance services.

                                   ARTICLE 10
                               GENERAL PROVISIONS

Section 10.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

Section 10.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any of the parties hereto shall be permitted to assign this Agreement and its rights and obligations hereunder to a successor in interest of all or substantially all of its assets, or to an affiliated entity.

Section 10.3 Amendments. No amendment of any provision of this Agreement shall be valid unless the amendment shall be in writing and signed by all parties hereto.

Section 10.4 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 10.5 Severability. Any term or condition of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 10.6 Construction. The parties have participated mutually in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted mutually by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of facsimile or electronic mail; (ii) one (1) business day following the date sent when sent by overnight delivery; or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

         If to Array or Comdial:

                  Comdial Corporation
                  1180 Seminole Trail
                  Charlottesville, Virginia 22906
                  Attention: William G. Mustain
                  Tel:     (804) 978-2518
                  Fax:     (804) 978-2512
                  E-mail: bill.mustain@comdial.com

         Copy to:

                  McGuire, Woods, Battle & Boothe LLP
                  310 4th Street NE, Suite 300
                  P. O. Box 1288
                  Charlottesville, Virginia 22902-1288
                  Attention: Robert E. Stroud, Esquire
                  Tel:     (804) 977-2511
                  Fax:     (804) 980-2272
                  E-mail: restroud@mwbb.com


         If to ePHONE:

                  ePHONE Telecom, Inc.
                  355 Burrard Street, Suite 1000
                  Vancouver, British Columbia, Canada V6C 2G8
                  Attention: Robert G. Clarke
                  Tel:     (604) 482-6116
                  Fax:     (604) 482-1116
                  E-mail: rclarke@ephonetel.com

         Copy to:

                  Arnold & Porter
                  555 Twelfth Street NW
                  Washington, D.C. 20004-1202
                  Attention: Paul D. Freshour, Esquire
                  Tel:     (202) 942-5872
                  Fax:     (202) 942-5999
                  E-mail: paul_freshour@aporter.com

Section 10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 10.9 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.10 Entire Agreement. The Strategic Alliance Agreement, this Agreement, and the other Agreements referred to and incorporated by reference in the Strategic Alliance Agreement shall constitute the entire agreement between the parties and supersede any prior understandings, agreements, covenants, warranties, or representations by or between the parties, written or oral.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
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                                       15

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                                     ARRAY TELECOM CORPORATION

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________



                                                     ePHONE TELECOM, INC.

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________




                                                     COMDIAL CORPORATION

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________

                                                                      SCHEDULE 1

                                 LIST OF PATENTS

--------------------------------------------------------------------------------------------------------------------
                              Title                                      Serial Number             Filing Date
--------------------------------------------------------------------------------------------------------------------

System, Method, and Computer Program Product for Managing a                09/393,288               09/10/1999
Carrier Exchange Network

--------------------------------------------------------------------------------------------------------------------

System, Method and Computer Program Product for Point-to-Point             09/430,297               10/29/1999
Band-width Conversation in an IP Network

--------------------------------------------------------------------------------------------------------------------

Method, System and Computer Program Product Providing Voice Over           09/393,658               09/10/1999
the Internet Communication

--------------------------------------------------------------------------------------------------------------------

Method, System and Computer Program Product for Managing                   09/527,915               03/17/2000
Database Servers and Services

--------------------------------------------------------------------------------------------------------------------

System, Method and Computer Program Product Managing Routing               60/173,750               12/30/1999
Servers and Services

--------------------------------------------------------------------------------------------------------------------

System, Method and Computer Program Product Managing Routing             PCT/US00/00009             01/10/2000
Servers and Services

--------------------------------------------------------------------------------------------------------------------

System, Method and Computer Program Product Managing Routing               09/527,920               03/17/2000
Servers and Services

--------------------------------------------------------------------------------------------------------------------

Method, System and Computer Program Product for Managing Jitter            09/429,652               10/29/1999

--------------------------------------------------------------------------------------------------------------------

Method, System and Computer Program Product for Managing Jitter          PCT/US00/02330             02/01/2000

--------------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE 2

                                LIST OF KNOW-HOW

Method, System and Computer Program Product for Route Quality Management
         (According to Sterne, Kessler, Goldstein & Fox, P.L.L.C., the patent application for this invention is in the process of being prepared.)


Any other unpatented technology, inventions, designs, drawings, processes, recipes, formulae, data, technical information, and other industrial, commercial property that: (i) are known to Array as of the Effective Date; (ii) are secret, in the sense that they are not generally known or easily accessible to others; and (iii) relate to the Products and Services.